Exhibit 99.1

     S1 Corporation Reports Second Quarter 2005 Financial Results

    ATLANTA--(BUSINESS WIRE)--Aug. 4, 2005--S1 Corporation
(Nasdaq:SONE), a leading global provider of integrated front-office applications for financial institutions, today announced financial results for its second quarter ended June 30, 2005.

    -- Revenue for the second quarter ended June 30, 2005 was $62.0 million as compared to $59.4 million for the same quarter in the previous year and $62.4 million in the prior quarter ended March 31, 2005.
    -- Total license revenue for the second quarter ended June 30, 2005 was $13.9 million compared to $9.3 million in the same quarter in the previous year and $13.2 million in the prior quarter ended March 31, 2005.
    -- Income from continuing operations for the second quarter ended June 30, 2005 was $1.9 million, or $0.03 per share, compared to income from continuing operations of $0.01 per share for same quarter the previous year and $0.01 per share in the prior quarter ended March 31, 2005.
    -- The Company's FI Segment signed 28 Enterprise contracts, of which 14 were new relationships and 14 were substantial add-on purchases from existing Enterprise customers.
    -- The Company added more than 90 new customers and closed approximately 250 cross-sales to existing customers.
    -- As announced on July 25, the Board of Directors has appointed James "Chip" S. Mahan III as chief executive officer of the Company.

    "My first order of business has been to meet with our employees to better understand their perspective on what we are doing right and our key challenges," said James "Chip" S. Mahan III, chief executive officer of S1 Corporation. "The passion and commitment I see from our team gives me confidence that we have the right people, customers and strategy. I anticipate taking the next 60 to 90 days to define my plan for our success. To more effectively execute our long-term strategy, we plan to work closely with several early customers to ensure that we meet a higher standard of product quality for our Enterprise 3.5 products."
    As a result, the Company anticipates that it will release its Enterprise 3.5 products from development in a staggered format, beginning late Q4 and into Q1 2006. Once the products are released, they will enter a Managed Introduction Program, which is designed to enable the entire organization to work with several customers in a real-world production environment.

    Financial Guidance for Q3 2005:

    The table below does not include any provision for non-recurring charges.


Guidance Quarter Ended
September 30, 2005
Revenue in millions, per share amounts in dollars



FI Segment                                       Low    High
                                               ------- -------
Revenue                                         $53.0   $55.0
EPS                                            $(0.03)     $-

Edify Segment
Revenue                                          $8.5    $9.5
EPS                                                $-   $0.01

Consolidated
Revenue                                         $61.0   $64.0
EPS                                            $(0.03)  $0.01


Minimum Recurring Revenue Guidance for Q3
Recurring Subscription Revenue                                   $1.3
FI Segment ARR                                                 $100.0

    Conference Call Information

    Company management will host a conference call to discuss its first quarter results on Thursday, August 4, 2005, at 5:00 p.m. EST. Interested parties may access a live webcast of the call through the Company's Web site, www.s1.com. The conference call will contain forward-looking statements and other material information. A replay of the call will be available through August 11, 2005 on the Company's website.

    About S1

    S1 Corporation (Nasdaq:SONE) is a leading global provider of integrated front-office applications for more than 4,000 banks, credit unions and insurance providers around the world. Comprised of applications that address virtually every market segment and delivery channel, S1 solutions help integrate and optimize an institution's entire front office, resulting in increased operational efficiencies, revenue opportunities and overall customer satisfaction. S1 is the only provider with the proven experience, breadth of products and financial strength to empower financial services companies' enterprise strategies. Additional information about S1 is available at www.s1.com.

    Forward Looking Statements

    This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.


                    S1 Corporation and Subsidiaries
                      Consolidated Balance Sheets
                            (In thousands)
                              (Unaudited)


                                                June 30,    Dec. 31,
                                                 2005        2004
                                              ------------------------

                    Assets
 Current assets:
   Cash and cash equivalents                      $49,981     $43,223
   Short term investments                          52,619      65,248
   Accounts receivable, net of allowances          64,011      61,216
   Prepaid expenses                                 6,880       6,113
   Other current assets                             3,748       5,485
                                              ------------------------
            Total current assets                  177,239     181,285
   Property and equipment, net                     13,792      15,150
   Intangible assets, net                          20,300      22,766
   Goodwill, net                                  117,657     117,699
   Other assets                                     3,126       3,981
                                              ------------------------
            Total assets                         $332,114    $340,881
                                              ------------------------

     Liabilities and Stockholders' Equity
 Current liabilities:
   Accounts payable                                $4,717      $6,253
   Accrued salaries and benefits                    8,372      14,269
   Accrued other expenses and restructuring        13,602      20,706
   Deferred revenues                               41,814      33,302
   Current portion of capital lease obligation      1,212       1,523
                                              ------------------------
            Total current liabilities              69,717      76,053
   Other liabilities                                8,451       9,832
                                              ------------------------
            Total liabilities                      78,168      85,885
                                              ------------------------
 Stockholders' equity:
      Preferred stock                              10,000      10,000
      Common stock                                    742         742
      Additional paid-in capital                1,914,221   1,913,913
      Treasury stock                              (25,000)    (21,593)
      Accumulated deficit                      (1,643,111) (1,646,147)
      Accumulated other comprehensive loss         (2,906)     (1,919)
                                              ------------------------
            Total stockholders' equity            253,946     254,996
                                              ------------------------
            Total liabilities and
             stockholders' equity                $332,114    $340,881
                                              ------------------------

                                                        -           -


                    S1 CORPORATION AND SUBSIDIARIES
                 Consolidated Statements of Operations
            (In thousands, except share and per share data)
                              (Unaudited)

                           Three Months Ended      Six Months Ended
                          6/30/2005  6/30/2004   6/30/2005  6/30/2004
                         ---------------------- ----------------------

Revenues:
     Software licenses      $13,941     $9,349     $27,187    $20,950
     Support and
      maintenance            17,544     16,191      35,419     31,255
     Professional
      services               20,325     23,415      41,642     42,764
     Data center              9,883      9,759      19,547     18,869
     Other                      344        678         656      1,668
                         ---------------------- ----------------------
           Total revenues    62,037     59,392     124,451    115,506
                         ---------------------- ----------------------
Direct costs:
     Software licenses        1,524      2,510       3,230      4,441
     Professional
      services, support
      and maintenance        20,008     17,894      39,988     34,795
     Data center              4,019      4,461       8,222      8,835
     Other                       94        548         263      1,448
                         ---------------------- ----------------------
           Total direct
            costs            25,645     25,413      51,703     49,519
                         ---------------------- ----------------------
           Gross margin      36,392     33,979      72,748     65,987
                         ---------------------- ----------------------
Operating expenses:
     Selling and
      marketing              11,507      9,030      21,302     17,094
     Product development     12,714     13,614      26,515     27,278
     General and
      administrative          7,598      7,094      16,406     13,000
     Depreciation and
      amortization            2,554      2,475       5,114      5,096
     Amortization of
      other intangibles         328        195         657        465
                         ---------------------- ----------------------
           Total
            operating
            expenses         34,701     32,408      69,994     62,933
                         ---------------------- ----------------------
Operating income              1,691      1,571       2,754      3,054
Interest, investment and
 other income (expense),
 net                            757       (753)        893       (705)
                         ---------------------- ----------------------
Income loss from
 continuing operations        2,448        818       3,647      2,349
Income tax expense             (556)        (1)     (1,035)      (461)
                         ---------------------- ----------------------
Income from continuing
 operations                   1,892        817       2,612      1,888
Discontinued operations:
Loss from operations of
 discontinued operations        (31)      (197)        (31)      (824)
Gain on disposal of
 discontinued operations,
 net of tax                     455                    455
                         ---------------------- ----------------------
Net income                   $2,316       $620      $3,036     $1,064
                         ====================== ======================

Net income (loss) per
 share:
Basic:
Continuing operations          0.03       0.01        0.04       0.03
Discontinued operations        0.00      (0.00)       0.00      (0.01)
                         ---------------------- ----------------------
Net income                    $0.03      $0.01       $0.04      $0.02
                         ====================== ======================
Diluted:
Continuing operations          0.03       0.01        0.04       0.02
Discontinued operations        0.00      (0.00)       0.00      (0.01)
                         ---------------------- ----------------------
Net income                    $0.03      $0.01       $0.04      $0.01
                         ====================== ======================

Weighted average common
 shares outstanding -
 basic                   70,191,090 70,590,274  70,391,240 70,786,719
Weighted average common
 shares and equivalents -
 diluted                 70,872,560 73,553,854  71,570,373 73,293,175

Common shares outstanding
 at end of period        70,163,613 70,729,342  70,163,613 70,729,342

Gross margin percentages:
 Software licenses               89%        73%         88%        79%
 Professional services,
  support and maintenance        47%        55%         48%        53%
 Data center                     59%        54%         58%        53%
 Other                           73%        19%         60%        13%
                         ---------------------- ----------------------
 Total gross margin              59%        57%         58%        57%
                         ---------------------- ----------------------


                            S1 Corporation
                 Statements of Operations by Segment
                 For the Quarter Ended June 30, 2005
            (In thousands, except share and per share data)
                             (Unaudited)

                        Financial
                        Institutions   Edify   Eliminations   Total
                        ------------   ------- ------------   --------

     Software licenses      $11,797     $2,256      $(112)    $13,941
     Support and
      maintenance            13,268      4,631       (355)     17,544
     Professional
      services               19,194      1,131          -      20,325
     Data center              9,883          -          -       9,883
     Other                      344          -          -         344
                        ---------------------------------- -----------
Total Revenue:               54,486      8,018       (467)     62,037
                        ---------------------------------- -----------
Direct costs:
     Software licenses        1,421        215       (112)      1,524
     Professional
      services, support
      and maintenance        18,046      2,317       (355)     20,008
     Data center              4,019          -          -       4,019
     Other                       94          -          -          94
                        ---------------------------------- -----------
           Total direct
            costs            23,580      2,532       (467)     25,645
                        ---------------------------------- -----------
           Gross margin      30,906      5,486          -      36,392
                        ---------------------------------- -----------
Operating expenses:
     Selling and
      marketing               9,014      2,493          -      11,507
     Product development     11,304      1,410          -      12,714
     General and
      administrative          6,780        818          -       7,598
     Depreciation and
      amortization            2,425        129          -       2,554
     Amortization of
      other intangibles         328          -          -         328
                        ---------------------------------- -----------
           Total
            operating
            expenses         29,851      4,850          -      34,701
                        ---------------------------------- -----------
Operating income              1,055        636          -       1,691
Interest, investment and
 other income (expense),
 net                            794        (37)         -         757
Income tax expense             (552)        (4)         -        (556)
                        ---------------------------------- -----------
Income from continuing
 operations                  $1,297       $595         $-      $1,892
                        ================================== ===========

Income from continuing
 operations - basic           $0.02      $0.01                  $0.03
                        =======================            ===========

Income from continuing
 operations - diluted         $0.02      $0.01                  $0.03
                        =======================            ===========

Weighted average common
 shares outstanding -
 basic                   70,191,090 70,191,090             70,191,090
Weighted average common
 shares outstanding -
 diluted                 70,872,560 70,872,560             70,872,560


                            S1 Corporation
                 Statements of Operations by Segment
                 For the Quarter Ended March 31, 2005
            (In thousands, except share and per share data)
                             (Unaudited)

                        Financial
                        Institutions   Edify   Eliminations   Total
                        ------------   ------- ------------   --------

     Software licenses      $11,415     $2,050      $(219)    $13,246
     Support and
      maintenance            13,566      4,670       (361)     17,875
     Professional
      services               20,521        796          -      21,317
     Data center              9,664          -          -       9,664
     Other                      312          -          -         312
                        ---------------------------------- -----------
Total Revenue:               55,478      7,516       (580)     62,414
                        ---------------------------------- -----------
Direct costs:
     Software licenses        1,631        294       (219)      1,706
     Professional
      services, support
      and maintenance        18,100      2,241       (361)     19,980
     Data center              4,203          -          -       4,203
     Other                      169          -          -         169
                        ---------------------------------- -----------
           Total direct
            costs            24,103      2,535       (580)     26,058
                        ---------------------------------- -----------
           Gross margin      31,375      4,981          -      36,356
                        ---------------------------------- -----------
Operating expenses:
     Selling and
      marketing               7,512      2,283                  9,795
     Product development     12,283      1,518                 13,801
     General and
      administrative          7,866        942                  8,808
     Depreciation and
      amortization            2,408        152                  2,560
     Amortization of
      other intangibles         329          -                    329
                        ---------------------------------- -----------
           Total
            operating
            expenses         30,398      4,895          -      35,293
                        ---------------------------------- -----------
Operating income                977         86          -       1,063
Interest, investment and
 other income (expense),
 net                            190        (54)                   136
Income tax expense             (478)        (1)                  (479)
                        ---------------------------------- -----------
Income from continuing
 operations                    $689        $31         $-        $720
                        ================================== ===========

Income from continuing
 operations - basic           $0.01      $0.00                  $0.01
                        =======================            ===========

Income from continuing
 operations - diluted         $0.01      $0.00                  $0.01
                        =======================            ===========

Weighted average common
 shares outstanding -
 basic                   70,593,614 70,593,614             70,593,614
Weighted average common
 shares outstanding -
 diluted                 72,494,535 72,494,535             72,494,535


                   S1 Corporation and Subsidiaries
                Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                                                        Six Months
                                                     June 30, June 30,
                                                        2005     2004
                                                     -------- --------

 Cash flows from operating activities:
      Net income                                      $3,036   $1,064
      Adjustments to reconcile net income to net cash used in
       operating activities:
      Depreciation and amortization and goodwill
       impairment charge                               7,580    6,889
       Equity in net loss of unconsolidated
        subsidiary                                         -      750
      Provision for doubtful accounts receivable and
       billing adjustments                             1,041    1,163
      Changes in assets and liabilities, excluding effects of
       acquisition:
          Increase in accounts receivable             (4,405)  (8,748)
          Decrease (increase)  in prepaid expenses
           and other assets                            1,880      (30)
          Decrease in accounts payable                (1,536)    (706)
          Decrease in accrued expenses and other
           liabilities                               (14,022) (12,652)
          Increase (decrease) in deferred revenue      8,329   (1,296)
                                                     -------- --------
                Net cash provided by (used in)
                 operating activities                  1,903  (13,566)

                Net cash provided by (used in)
                 investing activities                  9,400   (6,165)

                Net cash used in financing activities (4,071) (4,083) Effect of exchange rate changes on cash and cash
  equivalents                                           (474)    (159)
                                                     -------- --------
 Net increase (decrease) in cash and cash equivalents  6,758  (23,973)
 Cash and cash equivalents at beginning of period     43,223   76,713
                                                     -------- --------
 Cash and cash equivalents at end of period          $49,981  $52,740
                                                     -------- --------

 Property and equipment acquired through leases         $527   $1,249


                            S1 Corporation
                       Supplemental Schedule of
           Financial Institutions Segment Recurring Revenue
                            (In thousands)
                              (Unaudited)

    The table below presents the recurring amounts of revenue by type included in the financial institutions segment results for each period presented, including the recurring portion of subscription revenue (which is part of license revenue) along with all support and maintenance and data center revenue.

                                             Three Months Ended
                                      6/30/2004  3/31/2005  6/30/2005
                                      ---------- ---------- ----------
      Recurring subscription fees          $263       $957     $1,349
      Support and maintenance            11,756     13,566     13,268
      Data center                         9,759      9,664      9,883
                                      ---------- ---------- ----------
     Total recurring revenue            $21,778    $24,187    $24,500
     Percent of total segment revenue        43%        44%        45%

      Non-recurring license revenue       6,152     10,458     10,448
      Professional services revenue      21,793     20,521     19,194
      Other revenue                         678        312        344
                                      ---------- ---------- ----------
     Total segment revenue              $50,401    $55,478    $54,486

    Recurring revenue is only a component of revenue reported under generally accepted accounting principles. Annual recurring revenue
(ARR) is the amount of recurring revenue included in any given period annualized to present a proforma full year amount. Recurring revenue and ARR are metrics that provide an indication of the financial institution segment's transition to the subscription, or term, licensing model.
    Within License revenue, only the repeating periodic portion of subscription or term licenses is considered to be recurring. Subscription licenses typically have terms between 18 and 48 months. Subscription revenues are included in license revenue in the Company's GAAP financial statements and includes the right-to-use the licensed software as well as the right to receive support and maintenance and unspecified enhancements. At the end of the initial subscription term, customers do not typically have the right to continue to use the software without renewing the subscription. Maintenance and support revenue is considered to be recurring due to the high renewal rate of customers who have previously licensed software. Data Center revenue is also considered to be recurring as customers tend to contract these services under long term agreements with a high rate of renewal.
    Professional services revenue is not considered to be recurring as it is typically earned over a discrete period of an implementation. "Other" revenues are not considered to be recurring. The difference between the amount of quarterly recurring revenue reported in the supplemental schedule and revenue reported in accordance with generally accepted accounting principles for the Financial Institutions Segment, is comprised principally of professional services revenue and perpetual license revenue.

    CONTACT: S1 Corporation, Atlanta
             Investor Contact:
             Matthew Hale, 404-923-3500
             Matt.hale@s1.com
                 or
             Press Contact:
             Peter Herbert, 404-923-6647
             Peter.herbert@s1.com